Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of OneConnect Financial Technology Co., Ltd. of our report dated April 28, 2020 relating to the financial statements, which appears in OneConnect Financial Technology Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China
August 24, 2020